Exhibit 16.1

PricewaterhouseCoopers LLP
750 B Street, Suite 2900
San Diego CA 92101-8122
Telephone (619) 744 8000
Facsimile (619) 744 8400

June 13, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Acacia Research Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Acacia Research Corporation dated June 11, 2007. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP